CONSENT OF INDEPENDENT ACCOUNTANTS


            We consent to the incorporation by reference in the registration statement on Form S-8 of Development Bancorp, Ltd. of our report dated June 7, 1997 on our audit of the consolidated financial statements of Development Bancorp, Ltd. as of and for the years ended December 31, 1996 and 1995, which report is included in this Annual Report on Form 10-KSB.



SILVERMAN OLSON THORVILSON & KAUFMANN LTD
CERTIFIED PUBLIC ACCOUNTANTS

Minneapolis, Minnesota
July __, 1997



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